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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Amendment NO. 1 to Registration Statement on Form S-3 (File No. 333-88198, dated May 14, 2002) of our report, dated June 7, 2002, (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-KSB of US Dataworks, Inc. (formerly known as Sonicport, Inc.) and subsidiary for the year ended March 31, 2002.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 11, 2003